                                                                   EXHIBIT 10.23


                                  OFFICE LEASE

                           IRVINE OAKS EXECUTIVE PARK







                      IRVINE OAKS REALTY HOLDING CO., INC.,

                             a Delaware corporation,

                                  as Landlord,

                                       and

                             GADZOOX NETWORKS, INC.,

                             a Delaware corporation,

                                   as Tenant.

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE 1   PREMISES, BUILDING, PROJECT, AND COMMON AREAS ......................       5
ARTICLE 2   INITIAL LEASE TERM; OPTION TERM ....................................       6
ARTICLE 3   BASE RENT ..........................................................       8
ARTICLE 4   ADDITIONAL RENT ....................................................       9
ARTICLE 5   USE OF PREMISES ....................................................      16
ARTICLE 6   SERVICES AND UTILITIES .............................................      17
ARTICLE 7   REPAIRS ............................................................      19
ARTICLE 8   ADDITIONS AND ALTERATIONS ..........................................      19
ARTICLE 9   COVENANT AGAINST LIENS .............................................      21
ARTICLE 10  INSURANCE ..........................................................      22
ARTICLE 11  DAMAGE AND DESTRUCTION .............................................      25
ARTICLE 12  NONWAIVER ..........................................................      27
ARTICLE 13  CONDEMNATION .......................................................      27
ARTICLE 14  ASSIGNMENT AND SUBLETTING ..........................................      28
ARTICLE 15  SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES .....      32
ARTICLE 16  HOLDING OVER .......................................................      33
ARTICLE 17  ESTOPPEL CERTIFICATES ..............................................      33
ARTICLE 18  SUBORDINATION ......................................................      34
ARTICLE 19  DEFAULTS; REMEDIES .................................................      35
ARTICLE 20  COVENANT OF QUIET ENJOYMENT ........................................      38
ARTICLE 21  SECURITY DEPOSIT ...................................................      38
ARTICLE 22  INTENTIONALLY DELETED ..............................................      38
ARTICLE 23  SIGNS ..............................................................      38
ARTICLE 24  COMPLIANCE WITH LAW ................................................      39
ARTICLE 25  LATE CHARGES .......................................................      39
ARTICLE 26  LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT ...............      40
ARTICLE 27  ENTRY BY LANDLORD ..................................................      40
ARTICLE 28  TENANT PARKING .....................................................      41
ARTICLE 29  MISCELLANEOUS PROVISIONS ...........................................      41



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EXHIBITS

     A     OUTLINE OF PREMISES

     B     TENANT WORK LETTER

     C     FORM OF NOTICE OF LEASE TERM DATES

     D     RULES AND REGULATIONS

     E     FORM OF TENANT'S ESTOPPEL CERTIFICATE

     F     JANITORIAL SERVICE STANDARDS

                           IRVINE OAKS EXECUTIVE PARK

                          INDEX OF MAJOR DEFINED TERMS

                                                                           LOCATION OF
                                                                         DEFINITION IN
DEFINED TERMS                                                             OFFICE LEASE
-------------                                                             ------------
ABATEMENT EVENT ........................................................      37
ADDITIONAL RENT ........................................................       9
ADDITIONAL TENANT IMPROVEMENT ALLOWANCE ................................       1
ALTERATIONS ............................................................      20
APPROVED WORKING DRAWINGS ..............................................       3
ARCHITECT ..............................................................       2
BASE BUILDING ..........................................................      20
BASE RENT ..............................................................       9
BROKERS ................................................................      45
BUILDING ...............................................................       5
BUILDING COMMON AREAS ..................................................       6
BUILDING DIRECT EXPENSES ...............................................       9
BUILDING OPERATING EXPENSES ............................................      10
BUILDING STRUCTURES ....................................................      19
BUILDING SYSTEMS .......................................................      19
BUILDING TAX EXPENSES ..................................................      10
CODE ...................................................................       1
COMMON AREAS ...........................................................       6
CONTRACTOR .............................................................       3
COST POOLS .............................................................      14
COST PROPOSAL ..........................................................       4
COST PROPOSAL DELIVERY DATE ............................................       4
DIRECT EXPENSES ........................................................      10
EARLY OCCUPANCY PERIOD .................................................       9
ELIGIBILITY PERIOD .....................................................      37
ENGINEERS ..............................................................       2
ESTIMATE ...............................................................      15
ESTIMATE STATEMENT .....................................................      15
ESTIMATED PAYMENT ......................................................      15
EXPENSE PAYMENT ........................................................      14
EXPENSE YEAR ...........................................................      10
FINAL SPACE PLAN .......................................................       3
FINAL WORKING DRAWINGS .................................................       3
FORCE MAJEURE ..........................................................      44
HAZARDOUS MATERIAL .....................................................      11
IRVINE OAKS EXECUTIVE PARK .............................................       5

LANDLORD ...............................................................       1
LANDLORD PARTIES .......................................................      22
LANDLORD SUPERVISION FEE ...............................................       2
LANDLORD WORK ..........................................................       6
LEASE ..................................................................       1
LEASE COMMENCEMENT DATE ................................................       6
LEASE EXPIRATION DATE ..................................................       6
LEASE TERM .............................................................       6
LEASE YEAR .............................................................       6
MAIL ...................................................................      44
MORTGAGEES .............................................................      34
NON-STRUCTURAL ALTERATIONS .............................................      19
NOTICES ................................................................      44
OPERATING EXPENSES .....................................................      10
OPTION RENT ............................................................       7
OPTION RENT NOTICE .....................................................       7
OPTION TERM ............................................................       7
ORIGINAL IMPROVEMENTS ..................................................      24
ORIGINAL TENANT ........................................................       7
OTHER IMPROVEMENTS .....................................................      46
OUTSIDE AGREEMENT DATE .................................................       7
OVER-ALLOWANCE AMOUNT ..................................................       4
PERMITS ................................................................       3
PREMISES ...............................................................       5
PROJECT ................................................................       5
PROJECT COMMON AREAS ...................................................       6
PROJECT DIRECT EXPENSES ................................................       9
PROPOSITION 13 .........................................................      13
READY FOR OCCUPANCY ....................................................       5
RENOVATIONS ............................................................      47
RENT ...................................................................       9
RENTABLE SQUARE FEET ...................................................       6
REPAIR PERIOD NOTICE ...................................................      25
SECURITY DEPOSIT .......................................................      38
SPECIFICATIONS .........................................................       2
STANDARD IMPROVEMENT PACKAGE ...........................................       2
STATEMENT ..............................................................      15
SUBJECT SPACE ..........................................................      28
SUMMARY ................................................................       1
TAX EXPENSES ...........................................................      12
TENANT .................................................................       1
TENANT IMPROVEMENT ALLOWANCE ...........................................       1
TENANT IMPROVEMENTS ....................................................       1
TENANT PARTIES .........................................................      22



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
TENANT WORK LETTER .....................................................       5
TENANT'S BUILDING SHARE ................................................      14
TENANT'S PROJECT SHARE .................................................      14
TENANT'S SUBLEASING COSTS ..............................................      30
TIME DEADLINES .........................................................       3
TRANSFER ...............................................................      30
TRANSFER NOTICE ........................................................      28
TRANSFER PREMIUM .......................................................      30
TRANSFEREE .............................................................      28
TRANSFERS ..............................................................      28

                           IRVINE OAKS EXECUTIVE PARK

                                  OFFICE LEASE


         This Office Lease (the "LEASE"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between IRVINE OAKS REALTY HOLDING CO., INC., a Delaware corporation ("LANDLORD"), and GADZOOX NETWORKS, INC., a Delaware corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION


  TERMS OF LEASE                                 DESCRIPTION
  --------------                                 -----------
1.   Date                          October __, 1999


2.   Premises
     (Article 1).

     2.1   Building                That certain building located at 16241 Laguna
                                   Canyon Road, Irvine, California.

     2.2   Premises                13,916 rentable square feet of space (subject
                                   to adjustment as set forth in Section 1.2 of
                                   this Lease) comprising Suite 100 on the first
                                   (1st) floor of the Building, as further set
                                   forth in EXHIBIT A to the Office Lease.

     2.3   Project:                Irvine Oaks Executive Park
                                   16241 - 16277 Laguna Canyon Road
                                   Irvine, California 92718


3.   Lease Term
     (Article 2).

     3.1   Length of Term:         Five (5) years and one (1) month.

     3.2   Lease Commencement      The earlier to occur of (i) the date upon
           Date:                   which Tenant first commences to conduct business
                                   in the Premises and (ii) the date upon which
                                   the Premises are "Ready for Occupancy," as that
                                   term is defined in the Tenant Work Letter,
                                   which date is anticipated to be November 1, 1999.

     3.3   Lease Expiration        The date which is five (5) years and one (1)
           Date:                   month after the Lease Commencement Date.

     3.4   Option Term(s):         One (1) option to extend the Lease Term for a
                                   period of three (3) years, subject to the terms
                                   and conditions of Section 2.2 of the Lease.


4.   Base Rent (Article 3):        (Subject to adjustment as set forth in Section
                                   1.2 of the Lease).



                                                                           APPROXIMATE
                                                                         MONTHLY RENTAL
                                                                            RATE PER
                                             MONTHLY INSTALLMENT            RENTABLE
 LEASE YEAR         ANNUAL BASE RENT            OF BASE RENT               SQUARE FOOT
 ----------         ----------------         -------------------         --------------
   *1-12              $263,847.36                $21,987.28                   $1.58
   13-24              $272,196.96                $22,683.08                   $1.63
   28-36              $280,546.56                $23,378.88                   $1.68
   37-48              $288,896.16                $24,074.68                   $1.73
   49-61              $297,245.76                $24,770.48                   $1.78

    (*Note: Tenant shall not be required to pay any Base Rent attributable to the first (1st) month of the Lease Term.)


5.   Tenant's Share
     (Article 4):

     5.1   Tenant's Building       Approximately 33.24% of the total 41,862 rentable
           Share:                  square feet of the Building.

     5.2   Tenant's Project        Approximately 4.37% of the total 318,663 rentable
           Share:                  square feet of the Project.  (Subject to adjustment as
                                   set forth in Section 1.2 of the Lease).


6.   Permitted Use                 General office use, and software design, testing, and
     (Article 5):                  distribution consistent with a first-class office park.


7.   Security Deposit              $31,728.48.
     (Article 21):


8.   Parking                       Four (4) parking spaces per 1,000 rentable square
     (Article 28):                 feet of the Premises.




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

9.   Address of Tenant             5850 Hellyer Avenue
     (Section 29.18):              San Jose, California 95138
                                   Attention:  Ms. Christine Munson
                                               Mr. Wayne Rickard

                                   (Prior to Lease Commencement Date)

                                   and

                                   16241 Laguna Canyon Road
                                   Suite 100
                                   Irvine, California 92718
                                   Attention: Operations Manager

                                   with a copy to:

                                   5800 Hellyer Avenue
                                   San Jose, California 95138
                                   Attention:  Ms. Christine Munson
                                               Mr. Wayne Richard

                                   (After Lease Commencement Date)

10.  Address of Landlord           c/o Sares-Regis Group
     (Section 29.18):              16277 Laguna Canyon Road, Suite G
                                   Irvine, California 92618
                                   Attention:  Property Manager

                                   and

                                   J.P. Morgan Investment Management
                                   522 Fifth Avenue
                                   New York, NY 10036
                                   Attention: Real Estate Investments,
                                              Irvine Oaks Asset Manager

                                   with a copy to:

                                   Sares-Regis Group
                                   18802 Bardeen Avenue
                                   Irvine, California 92612

                                   and

                                   (only as to notices of default and other legal
                                   notices) Allen, Matkins, Leck, Gamble & Mallory, LLP
                                   18400 Von Karman, Fourth Floor
                                   Irvine, California 92612-1597
                                   Attention: Paul O'Connor, Esq.


11.  Broker(s)                     CB Richard Ellis
     (Section 29.24):              2400 East Katella Avenue, 7th Floor
                                   Anaheim, California 92806-5938
                                   Attention:  Mr. Mark Friend

                                   and

                                   Lee & Associates
                                   15615 Alton Parkway, Suite 150
                                   Irvine, California 92618
                                   Attention: Mr. Randolph Mason



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

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS


        1.1 PREMISES, BUILDING, PROJECT AND COMMON AREAS.

                1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "PREMISES"). The outline of the Premises is set forth in EXHIBIT A attached hereto and the Premises contains the number of rentable square feet set forth in
Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Subject to the provisions of Section 1 of the Tenant Work Letter, Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter; provided, however, that Landlord warrants and represents that as of the Lease Commencement Date, the electrical, mechanical, HVAC, plumbing and other systems are in good working order and the roof of the Building is water tight. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

                1.1.2 THE BUILDING AND THE PROJECT. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "BUILDING"). The Building is part of an office project known as "IRVINE OAKS EXECUTIVE PARK." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking areas and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office buildings located within the Project and the land upon which such adjacent office buildings are located.

                1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "PROJECT COMMON AREAS," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term "BUILDING COMMON AREAS," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas (the "Landlord Work"); provided, however, that Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business caused by the performance of such Landlord Work.

        1.2 VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES, BUILDING, AND PROJECT. For purposes of this Lease, "RENTABLE SQUARE FEET" and "usable square feet" shall be deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to remeasurement during the Lease Term. In the event that the rentable area of the Premises, the Building and/or the Project shall change due to such verification, or due to subsequent alterations and/or other modifications to the Premises, the Building and/or the Project, the rentable area of the Premises, the Building and/or the Project, as the case may be, shall be appropriately adjusted as of the date of such alteration and/or other modification, based upon the written verification by Landlord's space planner of such revised rentable area. In the event of any such adjustment to the rentable area of the Premises, the Building and/or the Project, all amounts, percentages and figures appearing or referred to in this Lease based upon such rentable area (including, without limitation, the amount of the "Rent" and any "Security Deposit," as those terms are defined in Article 4 and Article 21 of this Lease, respectively and "Tenant's Project Share," as that term is defined in Section 4.2.10, below) shall be modified in accordance with such determination.

                                    ARTICLE 2

                         INITIAL LEASE TERM; OPTION TERM

        2.1 INITIAL LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

        2.2 OPTION TERM.

                2.2.1 OPTION RIGHT. Landlord hereby grants to the Tenant originally named in the Summary and any "Affiliates" (as that term is defined in Section 14.8, below) (the Tenant and Affiliates shall be collectively referred to herein as the "ORIGINAL TENANT") one (1) option to extend the Lease Term for a period of three (3) years (the "OPTION TERM"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease, the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this
Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant occupies the entire Premises.

                2.2.2 OPTION RENT. The rent payable by Tenant during the Option Term (the "OPTION RENT") shall be equal to the annual rental rate per rentable square foot (and the additional rent and considering any "base year" or "expense stop" applicable thereto) at which, as of the commencement of the Option Term, tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a term of five (5) years, which comparable space is located in the Project, taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user.

                2.2.3 EXERCISE OF OPTION. The option contained in this Section
2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than eight (8) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring seven (7) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and concurrently therewith, Tenant may object to the Option Rent set forth in the Option Rent Notice, in which case the Option Rent shall be determined as set forth in Section 2.2.4, below.

                2.2.4 DETERMINATION OF OPTION RENT. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant's objection to the Option Rent, (the "OUTSIDE AGREEMENT DATE"), then each party shall make a separate determination of the Option Rent, as the case may be within five (5) days, and such determinations shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.7, below.

                        2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial properties in the Irvine area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent, is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

                        2.2.4.2 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

                        2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

                        2.2.4.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                        2.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within 15 days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                        2.2.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

                        2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

                                    ARTICLE 3

                                    BASE RENT

        Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. Notwithstanding the foregoing, Tenant is excused from its obligation to pay any Base Rent attributable to the first (1st) month of the Lease Term ("EARLY OCCUPANCY PERIOD"). Tenant shall still be responsible for the payment of Additional Rent, as that term is defined in
Article 4 below, during such Early Occupancy Period. The Base Rent for the first full month of the Lease Term which occurs after the expiration of the Early Occupancy Period shall be paid at the time of Tenant's execution of this Lease along with the Estimated Building Direct Expenses and Project Direct Expenses for the first month of the Lease Tenn. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                    ARTICLE 4

                                 ADDITIONAL RENT

        4.1 GENERAL TERMS. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay "Tenant's Building Share" of the annual "Building Direct Expenses," and "Tenant's Project Share" of the annual "Project Direct Expenses" as those terms are defined in Section 4.2, below. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this
Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

        4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

                4.2.1 "PROJECT DIRECT EXPENSES" shall mean the portion of "Direct Expenses," as that term is defined in Section 4.2.5 below, which is not attributable to any particular Building in the Project, but which instead relates to the Project as a whole.

                4.2.2 "BUILDING DIRECT EXPENSES" shall mean "Building Operating Expenses" and "Building Tax Expenses", as those terms are defined in Sections
4.2.3 and 4.2.4, below, respectively.

                4.2.3 "BUILDING OPERATING EXPENSES" shall mean the portion of "Operating Expenses," as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

                4.2.4 "BUILDING TAX EXPENSES" shall mean that portion of "Tax Expenses", as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

                4.2.5 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

                4.2.6 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change, provided that there shall be no increase in the total amount of the Building Direct Expenses payable by Tenant under this Lease.

                4.2.7 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof,
(v) the cost of parking area repair, restoration, and maintenance; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation or (E) which are reasonably determined by Landlord to be in the best interests of the Building and/or the Project; provided, however, that any capital expenditure shall be amortized over its useful life as Landlord shall reasonably determine, and the unamortized cost of the same shall bear interest at the rate of ten percent (10%) per annum or such higher rate as was paid by Landlord on funds borrowed for the purpose of purchasing, installing, and constructing such capital improvements; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.8, below. Notwithstanding anything to the contrary in this Lease, Operating Expenses shall not include, and Tenant shall have no obligation to pay, perform or reimburse Landlord for all or any portion of the following:

        (a) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Project (other than Tenant) or incurred in renovating or otherwise improving, decorating, painting or redecorating any portion of the Project for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities which benefit all Project tenants);

        (b) except as set forth in items (xii) and (xiii) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

        (c) amount paid as ground rental for the Project by the Landlord;

        (d) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

        (e) costs arising from the negligence or wilful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

        (f) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) and asbestos containing material (collectively, "HAZARDOUS MATERIAL") which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by anyone other than Tenant or Tenant's Affiliates, Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto;

        (g) marketing costs, including, but not limited to, leasing commissions, attorneys' fees and court costs in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building; and

        (h) costs incurred due to a violation by Landlord or any tenant or occupant (other than Tenant) of any term or condition of any lease or rental arrangement covering space in the Project.

        (i) costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;

        (j) costs of capital repairs and alterations, capital improvements and equipment except as set forth in items (xi) and (xiii), above; and

        (k) costs of a capital nature (capital repairs and/or capital replacements) to repair or rebuild after a casualty loss (excluding deductibles under insurance policies carried by Landlord).

        If the Project is not at least ninety-five percent (95%) occupied during all or a portion of or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

                4.2.8 TAXES.

                        4.2.8.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

                        4.2.8.2 Tax Expenses shall include, without limitation:
(i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof, (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. Tax Expenses in the Base Year will reflect any increased assessments resulting from the most recent sale of the Project.

                        4.2.8.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section
4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project, (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

                        4.2.8.4 EXCLUDED TAXES. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.2, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any cost that is excluded from Operating Expenses, and (iv) any items paid by Tenant under Section 4.5 of this Lease.

                4.2.9 "TENANT'S BUILDING SHARE" shall mean the percentage set forth in Section 6.1 of the Summary.

                4.2.10 "TENANT'S PROJECT SHARE" "Tenant's Project Share" shall mean the percentage set forth in Section 5.2 of the Summary.

        4.3 ALLOCATION OF DIRECT EXPENSES.

                4.3.1 METHOD OF ALLOCATION. The parties acknowledge that the Building is a part of a multi-building project and that the Project Direct Expenses should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building.

                4.3.2 COST POOLS. Landlord shall have the right, from time to time, to equitably allocate some or all of the Project Direct Expenses among different portions or occupants of the Project (the "COST POOLS"), in Landlord's reasonable, good faith discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

        4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the sum of (i) Tenant's Share of Building Direct Expenses for such Expense Year and (ii) Tenant's Project Share of Project Direct Expenses for such Expense Year (collectively, the "EXPENSE PAYMENT").

                4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall give to Tenant following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Building Direct Expenses and Project Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Expense Payment. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Expense Payment for such Expense Year, less the amounts, if any, paid during such Expense Year as an "Estimated Payment," as that term is defined in Section 4.4.2, below; provided however, that in the event that the amounts paid by Tenant as an Estimated Payment exceed the actual Expense Payments for such Expense Year (the "Excess"), such Excess shall be credited by Landlord to the Estimated Payments due for the following Expense Year. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Building Share of Building Direct Expenses and Tenant's Project Share of Project Direct Expenses for the Expense Year in which this Lease terminates either (i) Tenant shall immediately pay to Landlord such amount or (ii) Landlord shall refund any Excess payments to Tenant within thirty
(30) days of such determination. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

                4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Building Direct Expenses and Project Direct Expenses for the then-current Expense Year shall be and the estimated payment (the "ESTIMATED PAYMENT") which shall be based upon the Estimate. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Payment under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Payment theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Payment for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Payment set forth in the previous Estimate Statement delivered by Landlord to Tenant. Landlord shall maintain books and records with respect to Building Direct Expenses and Project Direct Expenses in accordance with generally accepted accounting and management practices, consistently applied.

        4.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

                4.5.1 PERSONAL PROPERTY TAXES. Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

                4.5.2 "ABOVE-STANDARD" IMPROVEMENTS. If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

                4.5.3 OTHER TAXES. Notwithstanding any contrary provision herein, and not including any transfer tax based on Landlord's sale of the Property, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services of Landlord herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises for the benefit of Tenant.

                4.5.4 SERVICE CHARGES. To the extent that Landlord provides any services directly to Tenant, including, without limitation, janitorial, locksmithing, lamp replacement, or repair and maintenance services, Tenant shall pay to Landlord, as Additional Rent and concurrently with Tenant's payment of Base Rent to Landlord, the sum of all costs of Landlord of such services, plus an administration fee.

                                    ARTICLE 5

                                 USE OF PREMISES

        5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 6 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

        5.2 PROHIBITED USES. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations, which Rules and Regulations shall be enforced in a reasonable and non-discriminatory manner in accordance with the provisions set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

                6.1.1 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that the combined connected electrical load of the incidental use equipment and lighting fixtures does not exceed an average of eight (8) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished will be at a nominal one hundred twenty (120) volts, (except as otherwise provided in the Approved Working Drawings) and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

                6.1.2 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

                6.1.3 Landlord shall provide exterior window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

                6.1.4 Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for the maintenance of the Premises in a manner consistent with a first-class office building and in connection therewith, shall hire the service companies listed below, which service companies shall carry insurance coverage in accordance with industry standards.

                        6.1.4.1 Tenant shall cause the carpets or other floor coverings in the Premises to be professionally cleaned at least once every three
(3) months during the Lease Term.

                        6.1.4.2 Tenant shall cause to be provided (i) quarterly interior window washing, and (ii) daily sweeping and cleaning of the Premises.

        Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

        6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section
6.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the reasonable cost of such excess consumption, the reasonable cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the reasonable cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.

        6.3 INTERRUPTION OF USE. Subject to the provisions of Section 19.5 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

        6.4 SUBMETERING UTILITIES. In the event that the Premises are separately metered for electricity, water, or any other utility service, Landlord shall have the right to bill Tenant directly the cost of such utility, and Tenant shall pay such costs directly to Landlord at the rates charged by the public utility company furnishing the same, or to require Tenant to contract directly with the applicable public utility for such service. Any such costs paid by Tenant or any other tenant of the Building shall not be included in Operating Expenses.

                                    ARTICLE 7

                                     REPAIRS

        Landlord shall maintain and repair the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking garage, stairwells, elevator cabs, plazas, art work, sculptures, washrooms, and all common and public areas (the "BUILDING STRUCTURES"), and the mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which are not part of Tenant's improvements or were not originally constructed by or for the benefit of Tenant or another tenant (the "BUILDING SYSTEMS"). Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times and following reasonable notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. Any repair work by Landlord pursuant to the terms of this
Article 7 shall be conducted in a commercially reasonable manner so as to minimize disruption to the business of Tenant in the Premises.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

        8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant shall have the right, without Landlord's consent, but upon five (5) business days prior notice to Landlord, to make non-structural additions and alterations ("NON-STRUCTURAL ALTERATIONS") to the Premises that do not (i) involve the expenditure of more than Ten Thousand and No/100 Dollars ($10,000.00) with respect to the work of any particular Non-Structural Alteration, (ii) affect the exterior appearance of the Building, (iii) affect the Building Systems or the Building Structure, or
(iv) violate law. Except in connection with Non-Structural Alterations, tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deeded reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

        8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list of reputable candidates charging fair market rates provided and approved by Landlord, and the requirement that upon Landlord's written request given to Tenant prior to the installation of the Alterations, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Irvine, all in conformance with Landlord's reasonable construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "BASE BUILDING" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations at the Premises, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Orange in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

        8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. If Tenant orders any work directly from Landlord after the Commencement Date of the Lease, Tenant shall pay to Landlord a percentage not to exceed five percent (5%) of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work; provided however, that in the event Landlord's involvement is limited to the review of Tenant's work performed by separate contractors, Landlord shall be entitled to payment by Tenant of its reasonable out-of-pocket expenses incurred in connection with such review.

        8.4 CONSTRUCTION INSURANCE. In connection with the construction of any Alterations, Tenant shall comply with the terms of Section 10.3.4 regarding Tenant's and its agents' insurance obligations.

        8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations as to which the notice requirement set forth in Section
8.2 above applies, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and fails to return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within fifteen (15) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work performed by or at the request of Tenant shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10

                                    INSURANCE

        10.1 INDEMNIFICATION AND WAIVER. Tenant hereby assumes all risk of damage to property or injury to persons in or upon the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except due to Landlord's negligence or willful misconduct. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in or on the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person (collectively, "TENANT PARTIES"), in or on the Project, or any breach of the terms of this Lease, either during the Lease Term or any period of occupancy of the Premises by Tenant prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or the Landlord Parties. Landlord shall not be released or indemnified from and shall indemnify, defend, protect, and hold harmless Tenant and the Tenant Parties from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees) arising from the negligence or willful misconduct of the Landlord Parties in or on the Project or any breach by Landlord of its obligations under the Lease, except to the extent caused by the negligence or willful misconduct of the Tenant Parties. Notwithstanding anything to the contrary set forth in this Lease, either party's agreement to indemnify the other party as set forth in this Article 10, above, shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the other party pursuant to this Lease. Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Article 10 are not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provision of this Lease, to the extent such policies cover subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of any claim to which Tenant's indemnity obligations apply, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. In addition, Tenant shall pay to Landlord any reasonable costs and expenses, including without limitation, its actual attorney's fees, incurred by Landlord in successfully enforcing Tenant's indemnity obligations set forth in this Section 10.1. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

        10.2 TENANT'S COMPLIANCE WITH LANDLORD'S PROPERTY AND CASUALTY INSURANCE. Landlord shall insure the base Building (including the Building structure and Building systems) during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Buildings comparable to the Building in the vicinity of the Building. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase.

        10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

                10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, actions, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability (with a commercially reasonable deductible) not less than:

   Bodily Injury and                          $2,000,000 each occurrence
   Property Damage Liability                  $2,000,000 annual aggregate

   Personal Injury Liability                  $2,000,000 each occurrence
                                              $2,000,000 annual aggregate

                10.3.2 All Risk Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the

"Tenant Improvements", as that term is defined in Section 2.1 of the Tenant Work Letter and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "ORIGINAL IMPROVEMENTS"),
(iii) the Tenant's business interruption and extra expense in an amount equal to one (1) year of Rent due under this Lease and (iv) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) and with an agreed amount endorsement, and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, earthquake sprinkler leakage, bursting or stoppage of pipes, and explosion.

                10.3.3 Worker's Compensation and Employer's Liability in an amount no less than $1,000,000.00 or other similar insurance pursuant to all applicable state and local statutes and regulations.

                10.3.4 Prior to commencing construction in the Premises in connection with any Alterations, Tenant shall provide Landlord with evidence that any contractors, subcontractors, architects or engineers engaged by Tenant for construction in the Premises carry insurance of the type and in the amount required to be carried by Tenant pursuant to Sections 10.3.1 and 10.3.2, above, or such lesser amount as approved by Landlord, which approval shall not be unreasonably withheld. In addition, unless otherwise approved in advance by the Owner, which approval shall not be unreasonably withheld or delayed, any general contractor's policy of insurance shall contain an owner's contractor protective endorsement, and coverage for work performed by others, and any contractors or subcontractors insurance shall contain products and completed operations coverage and said contractor shall warrant that it shall continue to carry such coverage for a period of not less than ten (10) years. Any architects or engineers engaged by Tenant in connection with any such construction shall additionally carry errors and omissions insurance coverage. In addition, Landlord may, in its discretion, require that Tenant obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee for those Alterations involving One Hundred Thousand Dollars ($100,000.00) or more of work.

        10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant or its contractors, subcontractors, architects or engineers under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) as appropriate name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under
Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage materially changed unless thirty (30) days' prior written notice shall have been given to

Landlord and any mortgagee of Landlord by the insurer or the Tenant. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

        10.5 SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss which is caused by or results from a risk which in actually insured against, which is required to be insured against under this Lease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the person or entity to be released. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

        10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during any Option Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other loss. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall (i) provide a written notice to Tenant indicating the anticipated period for repairing the damage (the "REPAIR PERIOD NOTICE"), and (ii) promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas reasonably deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under

Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

        11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination no later than sixty (60) days after the date of the discovery of damage (and Landlord will use reasonable efforts to notify Tenant sooner), such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, Landlord's election to terminate the leases of other similarly situated tenants in the Building or Project is exercised in a non-discriminatory manner, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days (or in the event of damage resulting from earthquake, three hundred sixty (360) days) after the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies and the uninsured portion of such repairs amounts to Two Hundred Thousand Dollars ($200,000.00) or more; or (iv) the damage occurs during the last twelve (12) months of the Lease Term.

        11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

        11.4 TENANT'S OPTION(s) TO TERMINATE. If (i) the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the damage exceeds one hundred eighty (180) days, or (ii) the Building is destroyed or damaged during the last twelve (12) months of the

Lease Term, and (iii) Landlord has not elected to terminate the Lease pursuant to Section 11.2 above, Tenant shall have the option to terminate this Lease by giving written notice to Landlord of the exercise of that option within sixty
(60) days after damage or destruction occurs. If Tenant does not elect to terminate within this sixty (60) day period, Tenant shall be considered to have waived the option to terminate.

                                   ARTICLE 12

                                    NONWAIVER

        No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

        If the whole or any part thereof necessary for the reasonable use of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of a substantial part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer and (iv) financial statements for the prior two (2) fiscal years of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space.



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

Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architect's, engineers' and consultants'
fees) incurred by Landlord, not to exceed One Thousand and 00/100 Dollars ($1,000.00) for a Transfer in the ordinary course of business, within thirty
(30) days after written request by Landlord.

        14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

                14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

                14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

                14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

                14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer;

                14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

                14.2.6 The terms of the proposed Transfer will allow a Transferee other than an Affiliate to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

                14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating or has actively negotiated with Landlord in the one hundred twenty (120) day period prior to the date of the Transfer Notice to lease space in the Project.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to

Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought together with any monetary damages, provided that Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

        14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, and
(iii) any brokerage commissions, and (iv) reasonable attorneys' fees in connection with the Transfer (collectively, "TENANT'S SUBLEASING COSTS"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant as consideration for such Transfer and which consideration is in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, (i) Tenant's Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer and (ii) the Rent paid for the Subject Space by Tenant shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

        14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

        14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

        14.6 ADDITIONAL TRANSFERS. Except as otherwise set forth in Section 14.8, for purposes of this Lease, the term "TRANSFER" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

        14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

        14.8 NON-TRANSFERS. Notwithstanding anything to the contrary contained in Article 14 of this Lease, an assignment or subletting of all or a portion of the Premises (i) to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) to a successor corporation resulting from the merger or consolidation of Tenant with another entity, or (iii) to an entity that purchases all of the assets of the distinct business unit of Tenant operating in the Premises, which entity has an equal or greater net worth to Tenant immediately following such purchase (collectively, "Affiliates") shall not be deemed a Transfer under Article 14 of this Lease, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliates, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, an person or entity.

                                   ARTICLE 15

                      SURRENDER OF PREMISES; OWNERSHIP AND
                            REMOVAL OF TRADE FIXTURES

        15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

        15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in the condition existing as of the Lease Commencement Date, reasonable wear and tear, casualty, condemnation, Hazardous Materials not brought onto the Premises by the Tenant Parties, and repairs, which are specifically made the responsibility of Landlord hereunder, and any Alterations which Tenant is not required to remove at the termination of this Lease pursuant to Section 8.2 above, excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord, in its reasonable discretion, require Tenant to remove at the time of installation, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes within ten (10) business days after receipt of a request by Landlord. At any time during the Lease Term, but in no event more than once during each Lease Year, Landlord may require Tenant to provide Landlord within ten (10) business days after receipt of a request by Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

        Landlord represents to Tenant that there are no current mortgages or deeds of trust encumbering the Building or Project. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases (collectively, "MORTGAGEES"), require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Project or to the lien of any first mortgage or trust deed, hereafter enforced against the Building or the Project and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement (the "SNDA") executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed, as appropriate, recognizing this Lease, any successor Landlord's obligation to perform hereunder, and Tenant's right to offset Rent pursuant to the terms of this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn subject to the terms of the SNDA, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided that, subject to the terms of the SNDA, such lienholder or purchaser or ground lessor shall agree to accept this Lease, perform Landlord's obligations, recognize Tenant's rights and obligations, and not to disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

        19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) days after notice; or

                19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

                19.1.3 Abandonment of all or any portion of the Premises by Tenant; or

                19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

        The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

        19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                (i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

                (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable law.

                19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        19.3 FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of an event of default by Tenant during the first twelve (12) months of the Lease Term, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

        19.4 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

        19.5 ABATEMENT OF RENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any alteration performed by Landlord after the Lease Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required of Landlord pursuant to the terms of hereof (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for seven (7) consecutive calendar days after Landlord's receipt of any such notice (the "ELIGIBILITY PERIOD"), then the Base Rent and Tenant's Share of Building Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Building Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant's Share of Building Direct Expenses shall be Tenant's sole and exclusive rent abatement remedy at law or in equity for an Abatement Event. Except as provided in this
Section 19.5, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

        Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT

        Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to, apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within forty-five
(45) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

                                   ARTICLE 22

                              INTENTIONALLY DELETED

                                   ARTICLE 23

                                      SIGNS

        23.1 EXTERIOR SIGNAGE. Subject to Landlord's prior written approval, in its reasonable discretion, and provided that any sign is in keeping with the quality, design and style of the Building and Project and is in compliance with all covenants, conditions or restrictions affecting the Project, and all applicable law, Tenant, at its sole cost and expense, may install one
(1) sign identifying Tenant at the top of the Building facia, with the precise location of such signage to be determined by Landlord.

        23.2 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as is set forth in Section 23.1, above, Tenant may not install any signs on the exterior or roof of the Building or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done, by anyone under Tenant's control, in or about the Premises or the Project which will in any way violate any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated concerning Tenant's use of the Premises. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures relating to the Premises and Building, other than the making of changes to the Base Building. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant concerning Tenant's use of the Premises by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 25

                                  LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after Tenant's receipt of a notice of non-payment by Landlord, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten
(10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve

Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

        Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to
(i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants during the last seven (7) months of the Lease Term, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by entry in accordance with this Lease. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28

                                 TENANT PARKING

        Tenant shall have the right, during the Lease Term, to use up to the number of parking spaces in the Project parking areas as set forth in Section 8 of the Summary. Such use shall be free of charge during the initial Lease Term. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of such areas, including any sticker or other identification system established by Landlord, and Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking areas at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project areas facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

        29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

        29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

        29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease accruing after the date of such transfer, and to the extent such obligation becomes the obligation of the Transferee, agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

        29.6 PROHIBITION AGAINST RECORDING. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

        29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

        29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        29.10 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

        29.14 ENTIRE AGREEMENT. This Lease and any Exhibits hereto constitute the entire agreement of the parties. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

        29.15 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

        29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be
(A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in
Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth in Section 11 of the Summary, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given
(i) three (3) business days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is received, or (iii) the date personal delivery is made.

        29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

        29.20 AUTHORITY. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten
(10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

        29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA,
(II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

        29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

        29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

        29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the words "Irvine Oaks" or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

        29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

        29.28 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

        29.29 DEVELOPMENT OF THE PROJECT.

                29.29.1 SUBDIVISION. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

                29.29.2 THE OTHER IMPROVEMENTS. If portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project so long as the rights and obligations of Tenant hereunder are not materially adversely affected by any such agreements entered into by Landlord. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

                29.29.3 CONSTRUCTION OF PROJECT AND OTHER IMPROVEMENTS. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

        29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant.

        29.31 NO VIOLATION. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                       "LANDLORD":

                                       IRVINE OAKS REALTY HOLDING CO., INC.,
                                       a Delaware corporation

                                       By:
                                           -------------------------------------

                                       Its:
                                            ------------------------------------

                                       "TENANT":

                                       GADZOOX NETWORKS, INC.,
                                       a Delaware corporation

                                       By:
                                           -------------------------------------

                                       Its:
                                            ------------------------------------

                                       By:
                                           -------------------------------------

                                       Its:
                                            ------------------------------------

                                    EXHIBIT A

                               OUTLINE OF PREMISES



                        [Schematic Diagram Inserted Here]

                                    EXHIBIT B

                           IRVINE OAKS EXECUTIVE PARK

                               TENANT WORK LETTER

        This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of the Standard Form Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

                                    SECTION 1

                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

        1.1 Base Building as Constructed by Landlord. Landlord has constructed, at its sole cost and expense, the base, shell and core as the Premises and the Building (collectively, the "BASE BUILDING"). Tenant shall accept the Base Building in its presently existing, as is condition, provided that Landlord agrees to cause such Base Building to be in compliance with applicable building code and other laws, statutes, and governmental regulations (collectively, "CODE") to the extent required to allow Tenant to legally occupy the Premises.

                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of $27.00 for each of the 12,420 usable square feet of the Premises for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall have the right to use an additional amount (the "ADDITIONAL TENANT IMPROVEMENT ALLOWANCE"), not to exceed $4.00 for each of the 12,420 usable square feet of the Premises, to be used towards the cost of the Tenant Improvements. Tenant agrees that, in order repay the Additional Tenant Improvement Allowance used by Tenant if any, to Landlord, the monthly Base Rent for the Premises shall be increased by an amount equal to the "Additional Monthly Base Rent", as that term is defined below. The "Additional Monthly Base Rent" shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Additional Tenant

Improvement Allowance used by Tenant as the present value amount, (ii) 60 as the number of payments (i.e., the number of months in the initial Lease Term as to which Tenant is obligated to pay Base Rent), (iii) eighty-three one hundredths of one percent (0.83%), which is equal to ten percent (10%) divided by twelve
(12) months per year, as the monthly interest factor, and (iv) the Additional Monthly Base Rent as the missing component of the annuity.

        2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in
Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;
(ii) the cost of any changes in the Base Building when such changes are required by the Construction Drawings and approved by Tenant; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by Code and approved by Tenant; (iv) the "Landlord Supervision Fee," as that term is defined in Section 4.3.2 of this Tenant Work Letter; (v) a portion of the costs of the tenant demising walls and public corridor walls and materials, if any, as designated by Landlord.

        2.3 Standard Tenant Improvement Package. Landlord has established specifications (the "SPECIFICATIONS") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "STANDARD IMPROVEMENT PACKAGE"), which Specifications shall be supplied to Tenant by Landlord. Except as otherwise approved by Landlord in connection with the creation of the Construction Drawings (defined below), the quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 Selection of Architect/Construction Drawings. Landlord shall retain an architect designated by Tenant and reasonably approved by Landlord (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Landlord shall retain the engineering consultants designated by Landlord (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Tenant's approval.



                               EXHIBIT B - Page 2

        3.2 Final Space Plan. That certain space plan prepared by Architect and dated ______________, 1999, is herein referred to as the "FINAL SPACE PLAN".

        3.3 Final Working Drawings. On or before the date set forth in Schedule 1, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Tenant for Tenant's reasonable approval. Tenant shall respond with its approval of the Final Working Drawings, or with detailed reasons for its disapproval, within seven (7) business days after Tenant's receipt thereof. Tenant shall have no right to disapprove any aspect of the Final Working Drawings which is consistent with the Final Space Plan, or with a previously approved version of the Final Working Drawings.

        3.4 Permits. The Final Working Drawings shall be approved by Landlord and Tenant (the "APPROVED WORKING DRAWINGS") prior to the commencement of the construction of the Tenant Improvements. Landlord shall promptly submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "PERMITS"). Tenant shall cooperate with Landlord in executing permit applications and performing other ministerial acts reasonably necessary to enable Landlord to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord and Tenant.

        3.5 Time Deadlines. Landlord and Tenant shall use its good faith commercially reasonable efforts and due diligence to cooperate with the Architect and the Engineers to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with on a scheduled basis to be mutually agreed upon, to discuss progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are referred to as the "TIME DEADLINES". Landlord and Tenant agree to comply with the Time Deadlines. Landlord further agrees to cause Contractor to use its best efforts to comply with such Time Deadlines, and timely notify Landlord and Tenant of any changes foreseen by Contractor with respect thereto.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

        4.1 Contractor. Magellan Construction ("CONTRACTOR") shall construct the Tenant Improvements. Contractor shall perform all work in connection with the Tenant Improvements in a manner consistent with that of expert contracting firms involved in projects of similar scope and complexity, and in accordance with the requirements of the Approved Working Drawings. The form of agreement to be entered into by Owner and Contractor shall be in the form of or a form



                               EXHIBIT B - Page 3
substantially similar to a Standard Form of Agreement between Owner and Contractor where the basis for payment is the Cost of the Work Plus a Fee with a negotiated Guaranteed Maximum Price (the "Construction Contract"), with such Guaranteed Maximum Price to be based on the approved "Cost Proposal," defined below. Contractor shall competitively bid the Tenant Improvements with at least three (3) subcontractors for each major trade with a total cost over $20,000, two (2) of which may be designated by Tenant.

        4.2 Cost Proposal. Within five (5) business days after the Approved Working Drawings are signed by Landlord and Tenant, and the bids are received from the applicable subcontractors and suppliers, Landlord shall provide Tenant with a "not-to-exceed" cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the total cost of the work and cost of all Tenant Improvement Allowance Items to be paid by Tenant in connection with the design and construction of the Tenant Improvements (the "COST PROPOSAL"). Tenant shall review and disapprove or approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon Landlord's receipt of Tenant's approval of the same, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "COST PROPOSAL DELIVERY DATE".

        4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

                4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the "OVER-ALLOWANCE AMOUNT") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance, plus any Additional Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount. Notwithstanding the foregoing, in the event that Tenant requests any change to the Approved Working Drawings ("Change"), which Change may result in an additive or deductive change in the guaranteed maximum amount ("GMAX") of the Construction Contract, Landlord shall obtain from the Contractor and provide Tenant a copy of a binding change order ("Change Order") setting forth the fixed amount of increase, if any, or decrease, if any, in the GMAX and the extension of time, if any, required in the event such Changes are implemented. Within three (3) business days following Tenant's receipt of the proposed Change Order, Tenant shall either approve the proposed Change Order (in which case the Changes will be implemented promptly by the Contractor), or disapprove the same (in which case the Changes will not be implemented). Notwithstanding any provision of this Tenant Work Letter to the contrary, no request for a Change or any other activity related to a Change shall constitute a Tenant Delay unless and



                               EXHIBIT B - Page 4
until (i) the same qualifies as a Tenant Delay under Section 5.2, below, and
(ii) such Change and Change Order with respect thereto is approved in writing by Tenant.

                4.3.2 Landlord's Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal. Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "LANDLORD SUPERVISION FEE") to Landlord in an amount equal to the product of (i) three percent (3%) and (ii) an amount equal to the Tenant Improvement Allowance, plus any Additional Tenant Improvement Allowance, plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

                4.3.3 Contractor's Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. Notwithstanding the foregoing, Landlord agrees that it shall be responsible to repair any latent construction defects in the Tenant Improvements which are discovered during the first Lease Year.

                                    SECTION 5

                     COMPLETION OF THE TENANT IMPROVEMENTS;
                             LEASE COMMENCEMENT DATE

        5.1 Ready for Occupancy. The Premises shall be deemed "READY FOR OCCUPANCY" upon the Substantial Completion of the Premises, and the issuance of a certificate of occupancy or its legal equivalent allowing legal occupancy of the Premises. For purposes of this Lease, "SUBSTANTIAL COMPLETION" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises in accordance with the Approved Working Drawings, with the exception of any punch list items which do not unreasonably interfere with Tenant's use of the Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

        5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in Article 2 of the Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 2 of the Lease, as a direct, indirect, partial, or total result of:

                5.2.1 Tenant's failure to comply with the Time Deadlines;

                5.2.2 Tenant's failure to timely approve any matter requiring Tenant's approval;

                5.2.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;



                               EXHIBIT B - Page 5

                5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

                5.2.5 Tenant's request for changes in the Approved Working Drawings in accordance with Section 4.3 above;

                5.2.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

                5.2.7 Changes to the Base Building required by the Approved Working Drawings; or

                5.2.8 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant delay or delays, as set forth above, had occurred.

        5.3 Inspection; Latent Defects.

                5.3.1 Inspection. Following the Substantial Completion of the Premises and prior to Tenant's move into the Premises, Landlord, Contractor and Tenant shall inspect the Premises and complete a punch list of unfinished items of the Tenant Improvements. Authorized representatives for Landlord and Tenant shall execute said punch list to indicate their approval thereof, Landlord shall cause the items listed on each such punch list to be completed by Contractor as soon after preparation of such punch list as is reasonably practicable (but in no event to exceed thirty (30) days thereafter).

                5.3.2 Latent Defects. In the event that after preparation of the punch list described in Section 5.3.1, and during the first (1st) Lease Year, Tenant discovers additional latent defects in the Tenant Improvements, within a reasonable period following notice of the same to Landlord, Landlord will, with reasonable diligence, cause Contractor to commence and thereafter pursue to completion a full cure for such defect and bring the Tenant Improvements into the condition required by the Construction Contract.

                                    SECTION 6

                                  MISCELLANEOUS

        6.1 Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not unreasonably interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion



                               EXHIBIT B - Page 6
of the Premises for the purpose of Tenant installing its furnishings, equipment or fixtures (including Tenant's data and telephone equipment), not included in the Tenant Improvements, in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Subject to the terms of Article 10 of the Lease, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this
Section 6.1.

        6.2 Tenant's Representative. Tenant has designated Jan Ciano as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

        6.3 Landlord's Representative. Landlord has designated Joseph Bernhard as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

        6.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.

        6.6 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, during an event of default as described in
Section 19.1 of the Lease, or a default by Tenant under this Tenant Work Letter, after expiration of any applicable notice and cure period, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.




                               EXHIBIT B - Page 7

                             SCHEDULE 1 TO EXHIBIT B



                                 TIME DEADLINES

          Dates                                Actions to be Performed
          -----                                -----------------------
1. Day 1                                 "Final Space Plan to be completed by
                                         Tenant and delivered to Landlord.

2. Day 2                                 Architect and Engineers commence
                                         working drawings.

3. Day 42                                Submittal of "Final Working Drawings"
                                         to Tenant and Landlord for approval.

4. Day 48                                Submittal of Tenant and Landlord
                                         approved working drawings to City for
                                         plan check.

5. Day 90                                Estimated date for receipt of all
                                         required permits (8 week review).

6. Day 98                                Cost Proposal to be submitted to Tenant.

7. Day 105                               Tenant to approve Cost Proposal

8. Day 106                               Commencement of Tenant Improvement
                                         construction.

9. Day 162                               Issuance of Temporary Certificate of
                                         Occupancy.

                                    EXHIBIT C

                           IRVINE OAKS EXECUTIVE PARK

                           NOTICE OF LEASE TERM DATES



To:  _______________________
     _______________________
     _______________________
     _______________________


     Re:   Office Lease dated ___________, 19__ between _______________________, a ___________________ ("Landlord"), and
           ________________________________, a ___________________ ("Tenant")
           concerning Suite ______ on floor(s) ________ of the office building located at ___________________________________________, Los Angeles,
           California.

        Gentlemen:

        In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

        1. The Lease Term shall commence on or has commenced on ___________ for a term of ______________ ending on ______________.

        2. Rent commenced to accrue on ______________, in the amount of
______________.

        3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        4. Your rent checks should be made payable to _______________________________ at _________________________________.

        5. The exact number of rentable/usable square feet within the Premises is __________ square feet.

        6. Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is _________%.

                                       "Landlord":


                                       ________________________________________,
                                       a _______________________________________


                                       By: _____________________________________

                                       Its: ____________________________________



Agreed to and Accepted
as of ______________, 19__.

"Tenant":

___________________________________________
a _________________________________________


By: _______________________________________

Its: ______________________________________




                               EXHIBIT C - Page 2

                                    EXHIBIT D

                           IRVINE OAKS EXECUTIVE PARK

                              RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building non-business hours. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

        4. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        5. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

        6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

        7. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

        8. Subject to Section 5.3 of this Lease, Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

        9. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

        10. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

        11. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

        12. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        13. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.

        14. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

        15. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.



                               EXHIBIT D - Page 2

        16. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

        17. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Irvine, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

        18. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        19. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

        20. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

        21. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

        22. Tenant must comply with reasonable requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

        23. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an



                               EXHIBIT D - Page 3
unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

        24. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings reasonably approved by Landlord, to absorb or prevent any unreasonable vibration, noise and annoyance.

        25. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

        26. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

        27. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

        Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.



                               EXHIBIT D - Page 4

                                    EXHIBIT E

                           IRVINE OAKS EXECUTIVE PARK

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE


        The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ____________, 199_ by and between ___________________ as Landlord, and the undersigned as Tenant, for Premises on the ____________ floor(s) of the office building located at ___________________, Irvine, California ____________, certifies as follows:

        1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

        2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on ____________, and the Lease Term expires on
____________.

        3. Base Rent became payable on ____________.

        4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

        5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:






        6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

        7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ____________. The current monthly installment of Base Rent is $_______________.

        8. To Tenant's current actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

        9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

        10. To Tenant's current actual knowledge, as of the date hereof, there are no existing defenses or offsets that the undersigned has against Landlord.

        11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

        The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

        Executed at ___________________ on the ________ day of 19__.


                                       "Tenant":

                                       ________________________________________,
                                       a _______________________________________


                                       By: _____________________________________
                                            Its: _______________________________

                                       By: _____________________________________
                                            Its: _______________________________



                               EXHIBIT E - Page 2

                                    EXHIBIT F

                          JANITORIAL SERVICE STANDARDS


SECTION 7  Tenanted Areas


7-01 DAILY Secure all lighting as soon as possible. Illuminate only the immediate work area as required.

7-02 DAILY Police all stairwells, remove all debris and obstructions. Sweep, dust mop and damp mop as required.

7-03 DAILY Clean/polish all glass doors, glass partitions and framing to a bright condition, free of dust and streaks.

7-04 DAILY Dust wipe, with treated cloth, all horizontal surfaces within reach, including ledges, sills, molding and furniture tops, sides, legs and glass coverings. Spot clean as necessary. All papers and folders left on desks and cabinets will not be removed.

7-05     DAILY  Clean/sanitize all telephone receivers.

7-06 DAILY Spot clean all vertical surfaces, brightwork and fixtures to remove graffiti and soil, with special attention near switchplates, waste receptacles, cigarette urns, door handles and frames.

7-07 DAILY Clean all chalkboards/message boards and/or trays except where written text has not been erased by tenant.

7-08     DAILY  Clean/sanitize and polish all drinking fountains.

7-09 DAILY Police all interior planters, remove debris and spot clean exterior surfaces as necessary.

7-10 DAILY Empty and clean all waste receptacles, cigarette urns and ashtrays. Remove all trash to designated trash area, replace trash liners and water or sand as appropriate for cigarette urns.

7-11     DAILY  Brush/vacuum all upholstered furniture as necessary.

7-12 DAILY Vacuum all carpeted floors/mats, moving light furniture such as chairs, waste receptacles and urns. Vacuum under all desks, large furniture and along base of all vertical surfaces where possible. Spot clean carpeting of soils as necessary.

7-13 DAILY Dust mop all hard surface floors with a treated dust mop, moving light furniture where possible. Dust mop under all desks and large furniture where possible. Hard surface floors shall be spot cleaned, wet mopped and spray buffed as necessary to remove soil, scuff marks and preserve the floor finish.

7-14 DAILY Replace all furniture and/or accessories moved to accommodate cleaning to original position.

7-15 DAILY Remove all refuse to the designated retention or trash area, as appropriate.

7-16 MONTHLY Dust all high reach areas and fixtures beyond reach for daily dusting.

7-17     MONTHLY Brush/vacuum all wall and ceiling vents and grills.

7-18 MONTHLY Recondition all hard surface floors and vinyl base to provide a level of appearance equivalent to a completely refinished floor. All wax marks shall be removed from walls, doors and frames.

7-19 QUARTERLY Wipe clean 1/4 of all light fixture covers, scheduled to include all fixtures annually.



                               EXHIBIT F - Page 2

TENANT IMPROVEMENT STANDARDS
IRVINE OAKS EXECUTIVE PARK

DEMISING PARTITION

         a.  3 5/8" - 25 gauge metal studs - 16" on center.

         b.  5/8" drywall type "x" one layer tenant side only.

         c.  Height from floor slab to structure above.

         d.  Partition taped smooth to receive paint.

         e.  Batt insulation in cavity, R-11 to underside of structure.

INTERIOR PARTITION OFFICE

         a.  2-1/2" - 25 gauge studs - 24" on center.

         b.  5/8" drywall - one layer each side of studs.

         c.  Height from floor slab to ceiling above.

         d. Partition taped smooth to receive paint to underside of suspended ceiling.

         e.  Neoprene gasket at exterior glazing.

INTERIOR DOOR ASSEMBLY

         a. Door - 3'0" x 8'0"x 1-3/4" solid core, plain sliced red oak veneer with matching edge band.

         b. Frame - 3'0" x 8'0" "TIMELY" black factory painted. Throat size to fit wall.

         c. Latch set - Schlage -Rhodes 10-S 625 lever with matching strike finish to match existing.

         d.  Hinges - RC 700 4 x 4 x 625 Hagar or equal (4 per door).

         e. Stop - Builders Brass Works #8061 with riser or equal (Floor Stop).

RATED DOOR ASSEMBLIES

         a. Door - 3'0"x 8'0"x 1-3/4" solid core (20 min label) plain sliced red oak veneer/matching edge band.

         b. Frame - 3'0"x8'0" "TIMELY", 20 minute rated, Black factory painted. Throat size to fit wall.

         c. Lock set - Schlage Rhodes D-53 625 lever " " key way with matching strike.

         d.  Closer - 4010N x cover x al arm LCN or equal

         e.  Hinges - BB RC 700 4x4x625 Hagar or equal.

         f.  Door Stop - Builders Brass Works #8061 with riser or equal (Floor
             Stop).

         g.  Astrigals - Pemco 355 alm finish.  (At pair of doors)

         h.  Dust proof strikes - D.P.2 Glenn Johnson (At pair of doors)

         i.  Flush Bolts FB8- Glenn Johnson (At pair of doors)

ACOUSTICAL CEILING

         a. 2'x2' Donn Meridian intermediate duty T-Bar suspension system, matte white finish, at approximately 9'-0" AFF.

         b. 2'x2' USG. Auratone #344 "Omni Fissured" 5/8" with grid edge, lay-in type with shoulder flush with grid.

         c.  Wire suspension per code.

FIRE SPRINKLERS

         a.  Semi-recessed head, with flush-mounted chrome escutcheon.

         b.  Drop heads from existing distribution, relocate as required.

         c.  Engineering as required.

         d.  Concealed white escutcheons at drywall ceilings.

FLOOR COVERING

         a. Carpet - Designweave, "New Temptest" (32 oz cut pile) direct glue. Alternate - Designweave, "Alumni" (28 oz loop pile) direct glue.

         b. Vinyl Composition Tile (VCT) "Armstrong" Imperial Texture 12" x 12" x 1/8".

RUBBER TOPSET BASE

         a.  4" Rubber topset base, Burke.

         b.  Any standard commercial color.

PAINTING

         a.  Two coats flat interior latex paint.

         b.  Doors stain and lacquer.

EXIT SIGNS

         "MARCO" universal exit sign with battery pack, white housing with green letters, ceiling mounted.

WINDOW COVERING

         a. 1" aluminum mini-blinds - Levelor "Riviera," white (or equal). All exterior building glazing throughout office area.

TENANT SIGNAGE

         Signage to be provided by Tenant pursuant to the Project Sign Criteria.

H.V.A.C.

         a.  Supply registers - Kruger 6500 series, white to match T-bar.

         b.  Thermostats - Honeywell T-7300 programmable

2' X 4' FLOURESCENT LIGHT FIXTURE

         a.  2' x 4' "Lithonia" lay-in type, 2GT-332-A12-(120V/277V)-GEB-LST.
             (3) Fo32-T8 lamps, with electronic ballast, prismatic lens or approved equal.

         b.  Wire suspension per code.

         c.  Switching per Title 24.

         d.  Design and engineer electrical per Title 24.

         e.  Connect one fixture per 2,000 sq. ft. to emergency lighting system.

8' FLOURESCENT LIGHT FIXTURE - WAREHOUSE

         a.  8' "Lithonia", EJA-296-PG 120/277 ES, 2F96 cool white lamps.

         b.  Wire suspension per code.

         c.  Switching per Title 24.

         d.  Design and engineer electrical per Title 24.

         e.  Connect one fixture per 2,000 sq. ft. to emergency lighting system.

LIGHT SWITCH ASSEMBLY

         a. "Levitron," Decora, #5600 Series, or equal, white toggle and cover plate.

         b. Switches paired in double gang box per Title 24 requirements. (California)

         c.  Mounted 42" AFF, to center of switch.

ELECTRICAL WALL OUTLET

         a. "Levitron," #5600-sw or equal, duplex receptacle, 1 each - white receptacle and cover plate

         b.  Mounted vertically.

         c.  Outlet height at 15" AFF to underside of outlet.

         d.  Design and engineer electrical per Title 24. (California)

TELEPHONE WALL OUTLET

         a. Single gang box in wall - mounted vertically at 15" AFF to underside of box.

         b.  3/4" metal conduit up wall stubbed 6" above ceiling.

         c.  With pull string and ring.

         d.  Cover plate by Tenant's telephone company.

                           IRVINE OAKS EXECUTIVE PARK

                           NOTICE OF LEASE TERM DATES


TO:      GADZOOX NETWORKS, INC.
         16241 Laguna Canyon Road, Suite 100
         Irvine, CA  92618

         Re: Office Lease dated October 1999, between IRVINE OAKS REALTY HOLDING COMPANY, a Delaware Corporation ("Landlord"), and GADZOOX NETWORKS, INC., a Delaware corporation ("Tenant") concerning Suite 100, on floor(s) one of the building located at 16241 Laguna Canyon Road, Irvine, California.

Gentlemen:

         In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         1. Tenant has accepted the premises per Article 2 of the Office Lease dated November 17, 1999, subject to the following punch list dated March 27, 2000.

         2. The Lease Term shall commence on or has commenced on March 16, 2000 for a term of sixty-one (61) months ending on April 15, 2005.

         3. Rent commenced to accrue on March 16, 2000, in the amount of $21,987.28 per month. Tenant shall not be required to pay any Base Rent attributable to the first month of the Lease Term.

         4. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         5. Your rent check should be made payable to IRVINE OAKS REALTY HOLDING COMPANY at:

                           Irvine Oaks Realty Holding Co., Inc.
                           c/o SARES- REGIS Group
                           P.O. Box 41127
                           Santa Ana, CA  92799-1127

         6. The exact number of rentable square feet per the Lease is 14,133 square feet.

         7. Tenant's Project Share as adjusted based upon the exact number of rentable square feet within the Premises is 4.37% per the Lease, Tenant's Building Share as adjusted based upon the exact number of rentable square feet within the Premises is 33.24%.

                                       "Landlord":

                                       IRVINE OAKS REALTY HOLDING CO, INC. a
                                       Delaware corporation

                                       By: _____________________________________
                                          Its:  ________________________________

Agreed to and Accepted
As of ______________________________.

"Tenant":

____________________________________
a __________________________________

By: ________________________________
   Its:  ___________________________



                                       2